UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2013

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Enbridge Energy Partners, L.P., referred to herein as “we” or “our,” issued a press release on June 11, 2013 announcing its intention to file a registration statement on Form S-1 (MEP’s Form S-1”) with respect to the initial public offering of Midcoast Energy Partners, L.P., a proposed master limited partnership (“MEP”), related to MEP’s proposed initial public offering of common units representing limited partner interests in MEP.

We issued a press release on June 14, 2013, announcing the filing of MEP’s Form S-1.

We formed MEP as our primary vehicle to own, operate, develop and acquire natural gas and natural gas liquid (“NGL”) midstream assets in the United States. MEP’s initial assets are expected to consist of an ownership interest in our existing natural gas and NGL midstream business, which include natural gas gathering, processing and transportation assets located in Texas and Oklahoma, as well as logistics and marketing assets located in the southeastern United States.

Copies of these press releases are available on our website at www.enbridgepartners.com and are attached hereto as Exhibit 99.1 and 99.2. These press releases are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not incorporated by reference into any Securities Act registration statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: June 14, 2013	By:	/s/ Bruce A. Stevenson
Bruce A. Stevenson Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

99.1	Press release of Enbridge Energy Partners, L.P., dated June 11, 2013, announcing its intention to file a registration statement on Form S-1 with respect to the initial public offering of Midcoast Energy Partners, L.P.

99.2	Press release of Enbridge Energy Partners, L.P., dated June 14, 2013, announcing its filing of a registration statement on Form S-1 with respect to the initial public offering of Midcoast Energy Partners, L.P.